Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-31776, No. 333-31778, No. 333-49336, No. 333-69056, No. 333-72842, No. 333-121250, No. 333-147971, No. 333-147974, No. 333-149831, and No. 333-163898) and the Registration Statement on Form S-3 (No. 333-73778) of Harris Interactive Inc. of our report dated August 31, 2010, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Rochester, New York
August 31, 2010